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                                                                     EXHIBIT 4.6


                                FOURTH AMENDMENT

               FOURTH AMENDMENT (this "Amendment"), dated as of December 16th, 1999, among ALLIANCE GAMING CORPORATION, a Nevada corporation (the "U.S. Borrower"), BALLY WULFF VERTRIEBS GMBH, a company with limited liability organized under the laws of the Federal Republic of Germany ("Bally Wulff Vertriebs"), BALLY WULFF AUTOMATEN GMBH, a company with limited liability organized under the laws of the Federal Republic of Germany ("Bally Wulff Automaten" and, together with Bally Wulff Vertriebs, the "German Borrowers," and each a "German Borrower", and the German Borrowers, together with the U.S. Borrower, the "Borrowers," and each a "Borrower"), the financial institutions party to the Credit Agreement referred to below (the "Lenders") and CREDIT SUISSE FIRST BOSTON, as Administrative Agent. Unless otherwise defined herein, all capitalized terms used herein and defined in the Credit Agreement referred to below are used herein as so defined.

                                  WITNESSETH:

               WHEREAS, the Borrowers, the Lenders and the Administrative Agent are parties to a Credit Agreement, dated as of August 8, 1997 (as amended, modified or supplemented through, but not including, the date hereof, the "Credit Agreement");

               WHEREAS, the parties hereto wish to further amend the Credit Agreement as herein provided;

               NOW, THEREFORE, it is agreed:

               1. The definition of "Consolidated EBITDA" appearing in Section 11 of the Credit Agreement is hereby amended by deleting the last sentence of said definition and inserting the following sentence in lieu thereof:

               "For the purposes of calculating Consolidated EBITDA for (A) any period ending on or prior to December 31, 2000, any determination of Consolidated Net Income shall be adjusted by adding thereto (A) the amount of any restructuring charges taken during such period at Bally Gaming, Inc., (B) the amount of any restructuring charges taken during such period in connection with the RCVP Sale, the Nevada Route Operations Sale, the Rail City Sale, the Louisiana Route Operations Sale or any of the transactions contemplated in
Section 1 of Article I of the Third Amendment and (C) any ancillary transaction costs incurred in connection with the RCVP Sale, the Nevada Route Operations Sale, the Rail City Sale or the Louisiana Route Operations Sale, provided that
(x) the sum of the charges described in clause (A) shall not exceed $1,500,000, and (y) the sum of the charges described in clauses (A) and (B) taken together shall not exceed $7,000,000."

               2. This Amendment shall become effective on the date (the "Fourth Amendment Effective Date") when each Borrower, each other Credit Party and the Required Lenders have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Administrative Agent at the Notice Office.
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               3. In order to induce the Lenders to enter into this Amendment, each Borrower hereby represents and warrants that (i) the representations and warranties contained in Section 7 of the Credit Agreement are true and correct in all material respects on and as of the Fourth Amendment Effective Date both before and after giving effect to this Amendment (it being understood and agreed that, as to any representation or warranty which by its terms is made as of a specified date, each Borrower represents and warrants that such representation and warranty is true and correct in all material respects only as of such specified date) and (ii) there exists no Default or Event of Default on the Fourth Amendment Effective Date both before and after giving effect to this Amendment.

               4. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

               5. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the U.S. Borrower and the Administrative Agent.

               6. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

               7. From and after the Fourth Amendment Effective Date, all references in the Credit Agreement and in the other Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby.

                                     * * *

               IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment as of the date first above written.

                                         ALLIANCE GAMING CORPORATION

                                         By /s/
                                            ------------------------------------
                                            Name:
                                            Title:

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                                         BALLY WULFF VERTRIEBS GMBH

                                         By /s/
                                            ------------------------------------
                                            Name:
                                            Title:


                                         BALLY WULFF AUTOMATEN GMBH

                                         By /s/
                                            ------------------------------------
                                            Name:
                                            Title:


                                         CREDIT SUISSE FIRST BOSTON,
                                           Individually and as Administrative
                                           Agent

                                         By /s/
                                            ------------------------------------
                                            Name:
                                            Title:

                                         By /s/
                                            ------------------------------------
                                            Name:
                                            Title:


                                         THE BANK OF NOVA SCOTIA

                                         By /s/
                                            ------------------------------------
                                            Name:
                                            Title:

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                                         KZH ING-1 LLC

                                         By /s/
                                            ------------------------------------
                                            Name:
                                            Title:


                                         SUMITOMO BANK OF CALIFORNIA

                                         By /s/
                                            ------------------------------------
                                            Name:
                                            Title:


                                         THE MITSUBISHI TRUST AND BANKING CORP.

                                         By /s/
                                            ------------------------------------
                                            Name:
                                            Title:


                                         SOUTHERN PACIFIC BANK

                                         By /s/
                                            ------------------------------------
                                            Name:
                                            Title:

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                                         CRESCENT/MACH I PARTNERS

                                         By:  TCW Asset Management Company, Its
                                              Investment Advisor

                                         By /s/
                                            ------------------------------------
                                            Name:
                                            Title:


                                         MERRILL LYNCH SENIOR FLOATING RATE
                                           FUND, INC.

                                         By /s/
                                            ------------------------------------
                                            Name:
                                            Title:


                                         TCW LEVERAGED INCOME TRUST, L.P.

                                         By /s/
                                            ------------------------------------
                                            Name:
                                            Title:


                                         VAN KAMPEN PRIME RATE INCOME TRUST

                                         By /s/
                                            ------------------------------------
                                            Name:
                                            Title:

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                                         VAN KAMPEN CLO I, LIMITED

                                         By:  VAN KAMPEN MANAGEMENT INC., as
                                              Collateral Manager

                                         By /s/
                                            ------------------------------------
                                            Name:
                                            Title:


                                         INDOSUEZ CAPITAL FUNDING III, LIMITED

                                         By:  Indosuez Capital, as Portfolio
                                              Advisor

                                         By /s/
                                            ------------------------------------
                                            Name:
                                            Title:


                                         DEEPROCK & COMPANY

                                         By:  Eaton Vance Management As
                                              Investment Advisor

                                         By /s/
                                            ------------------------------------
                                            Name:
                                            Title:


                                         ML CLO XII PILGRIM AMERICA
                                         (Cayman) LTD.

                                         By:  Pilgrim Investments, Inc. as its
                                              Investment  Manager

                                         By /s/
                                            ------------------------------------
                                            Name:
                                            Title:

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                                      MORGAN STANLEY DEAN WITTER PRIME INCOME
                                        TRUST

                                      By /s/
                                         ------------------------------------
                                         Name:
                                         Title:

                                      DELANO COMPANY

                                      By:  Pacific Investment Management
                                             Company, as its Investment Advisor


                                      By /s/
                                         ------------------------------------
                                         Name:
                                         Title:


                                      SENIOR DEBT PORTFOLIO

                                      By:  Boston Management and Research as
                                           Investment Advisor

                                      By /s/
                                         ------------------------------------
                                         Name:
                                         Title:


                                      KZH-CRESCENT CORP.

                                      By /s/
                                         ------------------------------------
                                         Name:
                                         Title:

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                                         PAMCO CAYMAN LTD.

                                         By /s/
                                            ------------------------------------
                                            Name:
                                            Title:


                                         CYPRESSTREE INVESTMENT PARTNERS I,
                                           LTD.,

                                         By:  Cypresstree Investment Management
                                              Company, Inc., as Portfolio
                                              Manager

                                         By /s/
                                            ------------------------------------
                                            Name:
                                            Title:


                                         TEXAS COMMERCE BANK


                                         By /s/
                                            ------------------------------------
                                            Name:
                                            Title:


                                         ARCHIMEDES FUNDING, L.L.C.

                                         By:  ING Capital Advisors, Inc., as
                                              Collateral Manager

                                         By /s/
                                            ------------------------------------
                                            Name:
                                            Title:

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                                         GENERAL ELECTRIC CAPITAL CORPORATION

                                         By /s/
                                            ------------------------------------
                                            Name:
                                            Title:


                                         MASSMUTUAL HIGH YIELD
                                              PARTNERS I, LLC

                                         By:  HYP Management, Inc., as Managing
                                              Member

                                         By /s/
                                            ------------------------------------
                                            Name:
                                            Title:


                                         Its:
                                              ----------------------------------

                                         CALIFORNIA BANK & TRUST

                                         By /s/
                                            ------------------------------------
                                            Name:
                                            Title:


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